S&P DOW JONES
INDICES

                                                                     Exhibit 9.1

                            ORDER SCHEDULE NUMBER 9
                                    INDEX IP

This Order Schedule ("Order Schedule") entered into as of the Commencement Date set forth below by and between S&P (as set forth herein) and Licensee (as set forth below), is issued pursuant to, and incorporates herein, the Master Index License Agreement by and between Guggenheim Funds Distributors LLC and S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC), a Delaware limited liability company ("S&P"), dated as of the Effective Date set forth below ("Agreement"). Terms used herein and not otherwise defined have the meanings ascribed to them in the Agreement.

Licensee:  Guggenheim Funds Distributors LLC
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Effective Date of the                                         S&P Contract No. of the
Agreement:             August 3, 2010                         Agreement:              00025576.0
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S&P Client Coverage                                           S&P Account No.:        ----------
Representative:        Ross Wiedman                           November 1, 2017
                       --------------                         ----------------------------------

1.  Commencement Date:
2.  Billing Commencement Date (if different from              The Billing Commence Date shall be the date upon
    Commencement Date):                                       which any assets are deposited in the Trust (as defined
                                                              in Exhibit B), Licensee shall notify S&P the initial
                                                              offering period of each issued UIT

3.  Term ([section]3A of the Agreement):

(a) Initial Term (from Commencement Date):                    one (1) year
                                                              ----------------------------------


(b) Renewal Term (if not one (1) year):

4.  Index/Indices:                                            See description of the Index/Indices on the attached
                                                              Exhibit A.
                                                              ----------
5.  Mark(s):                                                  See description of the Mark(s) on the attached
                                                              Exhibit A.
                                                              ----------
6.  Product(s):                                               See description of the Product(s) on the attached
                                                              Exhibit B.
                                                              ----------
7.  Territory (list country/region/global):                   North America
                                                              -------------

8.  Use and Restrictions on Use:                              See Use and Restrictions on Use on the attached
                                                              Exhibit C.
                                                              ----------
9.  License Fees:                                             See License Fees on the attached Exhibit D.
                                                                                               ----------
10. Informational Materials (pursuant to [section]6 of the
    Agreement):                                               S&P Dow Jones Indices
                                                              ---------------------------
                                                              55 Water Street, 39th Floor
                                                              ---------------------------
                                                              New York, NY 10041
                                                              ---------------------------
                                                              Attn: Ross Wiedman
                                                              ---------------------------

    Fax (if less than 20 pages and legible after
    transmission):
                                                              ---------------------------

    Email (if less than 5 mb in attachment size):             ross.wiedman@spglobal.com
                                                              ---------------------------
                                                              Where Informational Materials are not in the English
                                                              language, Licensee shall also submit an accurate
                                                              English translation of the same at time of submission.
                                                              Where S&P's approval pursuant to this Section 10 and
                                                              Section 6 of the Agreement is with respect to the
                                                              English translation provided by Licensee, Licensee
                                                              shall make accurate corresponding changes to
                                                              versions in other languages. Licensee shall submit to
                                                              S&P the final version of the approved Informational
                                                              Material in hard copy within ten (10) days following
                                                              printing.

    Time frame for S&P response:                              Forty-eight (48) hours (excluding Saturday, Sunday
                                                              and New York Stock Exchange Holidays, and
                                                              calendar holidays of the Trans-European Automated
                                                              Real-Time Gross Settlement Express Transfer
                                                              (TARGET)).

11. Notices (in addition to [section]12(J) of the Agreement):
    Notice to Licensee:                                          Notice to S&P:
    -------------------                                          --------------
    Guggenheim Funds Distributors LLC                            S&P Opco, LLC
    ---------------------------------------------------------------------------------------------------
    42-40 Bell Bld, Suite 505                                    c/o S&P Dow Jones Indices LLC
    ---------------------------------------------------------------------------------------------------
    Bayside, NY 11361                                            55 Water Street, 27th Floor
    ---------------------------------------------------------------------------------------------------
                                                                 New York, New York 10041
    ---------------------------------------------------------------------------------------------------
    Attention: Cory Kushion                                      Attention: Bo Chung, Managing Director
               ------------                                                 ---------------------------

12. Electronic Agreement                                      Subject to the Opt Out provision in this Order
                                                              Schedule, the parties agree that this Order Schedule
                                                              may be executed and delivered in counterparts
                                                              (including by electronic transmission), and that the
                                                              electronic copy of this Order Schedule retained by
                                                              S&P constitutes the "original", complete and
                                                              exclusive statement of this Order Schedule.

13. Electronic Agreement "Opt Out":                           [_]  Check here if a party executing this Order
                                                              Schedule does not consent to the electronic copy of
                                                              this Order Schedule serving as the "original" pursuant
                                                              to Section 12 above and requires that the original
                                                              Order Schedule be maintained in paper form. This
                                                              section shall survive termination of the Order
                                                              Schedule.

This Order Schedule, including the accompanying Exhibits, supersedes all previous Order Schedules between the parties with respect to its subject matter. Each of the undersigned acknowledges that he/she is authorized to execute this Order Schedule on behalf of Licensee and S&P, respectively. The signatures below are evidence of each party's agreement to be bound by the terms and conditions of this Order Schedule and the Agreement, the terms and conditions of which are incorporated herein by reference as if set forth at length. Where Licensee is not a party to the Agreement, Licensee expressly acknowledges and agrees that, by entering into this Order Schedule, it shall be bound by and shall comply in all respects with the terms and conditions contained in the Agreement. In the event of any conflict between the terms of the Agreement and the terms of this Order Schedule, the terms of this Order Schedule shall prevail with respect to such conflicting terms.

GUGGENHEIM FUNDS DISTRIBUTORS         S&P OPCO, LLC
LLC
Signature:                            Signature:
           ------------------                    ------------------

Name:                                 Name:      Bo Chung
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               (Please print)

Title:                                Title:     Managing Director
           ------------------                    ------------------
               (Please print)

Email:                                Date:
           ------------------                    ------------------
               (Please print)                    (Please print)

Date:
           ------------------
               (Please print)

                                   EXHIBIT A
                                   ---------

                              INDEX/INDICES MARKS

Unless expressly stated below, no license is granted to any sub-index including any GICS[R] level sub-indices such as sector, industry group, industry, or sub-industry indices.

Index/Indices:
Dow Jones U.S. Top-Cap Index

Marks: Dow Jones(R)


                                   EXHIBIT B
                                   ---------

                     DESCRIPTION OF THE LICENSEE PRODUCT(S)

Subject to the terms and conditions of this Order Schedule and the Agreement, Licensee is hereby authorized to create the following Product(s):

1. Indexed Fund or Indexed Funds, a unit investment trust (or UIT) established, organized, sponsored or managed by Licensee where the return on such Indexed Fund is linked to or derived from the performance of an Index or the investment objective of which is to track the price and yield performance of publicly traded common stocks of companies as represented by an Index.

For purposes of this Order Schedule, Licensee is authorized to issue the following UITs only: Guggenehim Dow Jones Top-Cap Series.

Licensee acknowledges and agrees that the establishment, organization, sponsorship or management of any other Indexed Fund shall require Licensee and S&P to enter into a separate Order Schedule.

2. Exclusions:

     2.1. In no event may any Product constitute a futures contract, or an option on a futures contract as determined by S&P in its sole discretion.

     2.2. Indexed Funds exclude funds that can be purchased, sold or otherwise listed or traded on an Organized Securities Market (as defined below), such as ETFs, except for closed-end funds which may trade on a secondary market following an initial public offering which does not involve an Organized Securities Market, provided, however, in no event may such closed-end fund be an ETF as determined by S&P in its sole discretion.

3. Definitions; Interpretation.

     3.1. An "Exchange-Traded Fund" or "ETF" means an open-ended pooled investment vehicle, unit trust, investment company or other collective or commingled investment vehicle that has the following characteristics: (i) it issues, sells and redeems blocks of shares, units or other interests, which blocks are sometimes referred to as "creation units"; (ii) the shares, units or similar interests thereof are listed or traded on an Organized Securities Market; and (iii) the investment objective thereof is, and at all times remains, to own a basket of securities and/or other financial instruments, such as futures, options, forward contracts and other derivative contracts in an attempt to track the performance of the securities represented by an Index. As used herein, the term "ETF" excludes, without limitation, ETNs, indexed warrants, indexed debt instruments, options, futures contracts or other derivative contracts based on the value of ETF shares or on an underlying Index, or other securities or index-linked contracts that are traded on Organized Securities Markets but that are not pooled investment vehicles.

     3.2. "Exchange-Traded Notes" or "ETNs" means any notes or similar instruments issued by an underwriting bank that: (i) are linked to the performance of the Index; (ii) are listed or traded on any Organized Securities Market; (iii) have a maturity period of more than one year; (iv) may or may not provide for interest or other payments prior to maturity; and (v) may be redeemed at the option of the holder thereof at a value based on or derived from, at the time of redemption, the performance of such underlying Index.

     3.3. An "Organized Securities Market" means any broker dealer, automated quotation system of a registered securities association, exchange, or other entity or organization located in any part of the world that (i) is subject to regulation as an exchange under applicable laws, rules or regulations of its jurisdiction; or (ii) acts in an exchange-like capacity, with or without a recognized status or formal exemptive or no-action relief from the applicable government or regulatory authority in its jurisdiction, by virtue of it, as principal or agent, acting on a regular basis as an intermediary between buyers and sellers, or constituting, maintaining or providing a market place or facilities for bringing together buyers and sellers or for otherwise performing the functions commonly provided by an exchange; through the medium or with the assistance of which Financial Instruments (as defined herein) are offered, traded, listed, purchased, sold, crossed, exchanged, or cleared. "Financial Instruments" means commodities, securities, and derivatives of all types, including, without limitation, stocks and other equity instruments, bonds and other debt instruments, commodities and futures, forwards, swaps, and options that derive their value from bonds, equities, commodities or indices thereof.

                                   EXHIBIT C
                                   ---------

                          USE AND RESTRICTIONS ON USE

1. Sub-Advisory Services. Licensee shall not use the Index or Marks to perform any sub-advisory services for any third party under this Order Schedule without S&P's prior written consent. If S&P provides such consent, then Licensee shall provide S&P with a list of such third parties along with any usage reports as required under Exhibit D attached hereto.

2. Index Data. Licensee agrees and acknowledges that the provision of Index related data (e.g. index levels, index constituents, constituent weights, etc.) to Licensee will be contracted under and governed by the relevant S&P data license agreement (the "MSA"), which is separate from this Agreement and Order Schedule, and separate fees may be payable by Licensee to S&P or its affiliates under the MSA. S&P distributes Index data directly to its clients via FTP and via third party vendors. Certain third party vendors charge S&P to distribute Index data on their platform. Licensee agrees and acknowledges that such charges may be passed through to Licensee if S&P distributes Index data via such vendor at Licensee's direction. Any such charges as of the Commencement Date are set forth in Exhibit D.

3. Post-Termination Use of Printed Materials. Upon termination of this Order Schedule pursuant to Section 3A of the Agreement and provided that S&P's agreement(s) with the applicable third party licensor(s) permits, Licensee may continue to utilize any previously printed Informational Materials which contain the Marks for a period of ninety (90) days following such termination. This paragraph shall survive termination of this Order Schedule.

                                   EXHIBIT D
                                   ---------

                                      FEES

1. License Fees. Licensee shall pay to S&P the following annual fees on a per Indexed Fund basis: The greater of the Minimum Fee or the Variable Fee set forth below due as of the close of the IPO.

Aggregate Minimum Fee: The Minimum Fee is equal to $10,000 per year. The Minimum Fee is due as of the Commencement Date and each one year anniversary thereof and payable within thirty (30) days of the date of invoice from S&P.

Variable Fee: Five basis points (0.0005) multiplied by the total amount of assets raised during the initial public offering (IPO), payable at the close of such IPO.

By way of example, and without limiting the generality of the foregoing, in the event that Licensee issues a mutual fund with average daily assets under management equal to $100 million on January 1, the License Fee for the period ending March 30 will be equal to $100,000,000 [] 0.0005 / 4 or $12,500; OR a closed-end fund with assets raised during the IPO closing on January 1 equal to $100 million, the License Fee shall be equal to to $100,000,000 [] 0.0005 or $50,000.

2. Reporting. Licensee shall report to S&P the following details related to each Indexed Fund within thirty (30) days of the issue date of such Product and quarterly in arrears thereafter: (i) type of Indexed Fund(s) issued (per the classifications on Exhibit B); (ii) average daily assets under management / assets raised during IPO (as applicable); (iii) term to maturity (as applicable); (iv) date(s) of first sale / start and end dates of the IPO (as applicable); and (v) any other information S&P reasonably requires. Licensee shall submit all reports outlined in this Section to S&P in the same manner as Informational Materials as described in Section 6 of the Agreement and Section 10 hereof.

3. Confidentiality. The parties agree that the fees set forth in this Exhibit D shall be considered "Confidential Information" for purposes of Section 12(C) of the Agreement.

4. Fee Increases. S&P reserves the right to increase its fees under this Order Schedule effective on the anniversary of the Commencement Date by providing at least sixty (60) days advance written notice to Licensee prior to the expiration of the Term then in effect.

5. Licensee Billing Contact:

Attn:    Cory Kushion
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Tel:     718 766 9655
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Email:   Cory.Kushion@guggenheiminvestments.com
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Address: Guggenheim Funds
         Distributors LLC
         42-40 Bell Bld, Suite 505
         Bayside, NY 11361
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